UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

COMPREHENSIVE CARE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9927	95-2594724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement with Core Corporate Consulting Group

On January 20, 2009, Comprehensive Care Corporation (the “Company”) (i) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Core Corporate Consulting Group, Inc., a Delaware corporation (“Core”) and CompCare Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”) and (ii) consummated the transactions contemplated by the Merger Agreement (the “Merger”).

In a related transaction, on January 16, 2009, Woodcliff Healthcare Investment Partners LLC (“Woodcliff”), a wholly-owned subsidiary of Hythiam, Inc. (“Hythiam”) and the Company’s largest stockholder, entered into a Stock Purchase Agreement (the “Woodcliff Purchase Agreement”) with Core and Hythiam, pursuant to which Core purchased all 14,400 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and all 1,739,130 shares of common stock of the Company (the “Common Shares”) owned by Woodcliff. The Series A Preferred Stock and the Common Shares collectively are referred to herein as the “Woodcliff Shares”. The Series A Preferred Stock purchased by Core represents 100% of the outstanding shares of Series A Preferred Stock of the Company. On a fully-converted basis, the Woodcliff Shares represent approximately 49% of the outstanding shares of common stock of the Company. For purposes of this Current Report on Form 8-K, this transaction shall be referred to as the Core Purchase Transaction.

Prior to the Merger, Core converted all of its Series A Preferred Stock into 4,553,136 shares of common stock of the Company.

Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger (the “Closing”):

•	Merger Sub was merged with and into Core, with Core continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned direct subsidiary of the Company;

•

each outstanding share of Class B Common Stock of Core was converted into (i) 0.00014194915 shares of Series B-1 Convertible Preferred Stock, par value $50.00 per share, of the Company (“Series B-1 Preferred Stock”) and (ii) 0.000225847 shares of Series B-2 Convertible Preferred Stock, par value $50.00 per share, of the Company (“Series B-2 Preferred Stock”);

•	each outstanding share of Class A Common Stock of Core was converted into one share of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	each outstanding share of common stock of Merger Sub was converted into one outstanding share of Class A Common Stock of the Surviving Corporation.

The Company, Merger Sub and Core made various representations and warranties to each other in the Merger Agreement, including, without limitation, with respect to capitalization, financial condition, undisclosed liabilities, material contracts and compliance with law. All such representations and warranties terminated upon the Closing.

As a result of the Merger, (i) Core became a wholly-owned subsidiary of the Company and continued to hold 6,292,266 shares of Common Stock; and (ii) the former stockholders of Core (the “Core Stockholders”) are entitled to approximately 77% of the total voting power of the Company. Other than Core, holders of the outstanding common stock of the Company immediately prior to the merger, did not participate in the Merger. As a result of the Core Purchase Transaction and the Merger, the “change of control” provision in the Company’s 2002 Incentive Compensation Plan was triggered causing the acceleration of 230,000 options to purchase common stock of the Company at exercises prices ranging from $0.43 to $0.66. Other than that, none of the other material agreements of the Company were affected in a manner which would cause a material adverse effect to the Company.

With the exception of the Core Purchase Transaction, there are no material relationships between the Company, Merger Sub and its directors, officers (or any associate of any such directors or officers) or affiliates, on the one side, and Core and its respective directors, officers (or any associate of any such directors or officers) or affiliates, on the other hand, relating to the Merger Agreement, the Merger or any transactions relating to the Merger.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, were made for the purposes of allocating contractual risks between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders of the Company are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference. Additionally, the foregoing description is not purported to be a complete description of any other agreement ancillary to the Merger Agreement, including the Woodcliff Purchase Agreement.

On January 16, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock designating 1,675 shares of Series B-1 Preferred Stock and 2,665 shares of Series B-2 Preferred Stock (the “Series B Certificate”). Each share of Series B-1 Preferred Stock and Series B-2 Preferred Stock has a par value of $50.00 per share. The rights and preferences of the Series B-1 Preferred Stock and Series B-2 Preferred Stock are described in Item 5.03 of this Current Report on Form 8-K. The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by this reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The Information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with the Merger, 1,675 shares of Series B-1 Preferred Stock, 2,665 shares of Series B-2 Preferred Stock and 10,294,725 shares of Common Stock of the Company were issued and exchanged to the Core Stockholders pursuant to the Merger (collectively, the “Company Securities”) in a private placement not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, and are exempt from the registration obligations under Section 5 of the Securities Act. Each of the Core stockholders that received any of the Company Securities has represented to the Company that such holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act, and that such holder has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall be automatically become convertible into their respective securities upon the satisfaction of the following conditions (the “Conversion

Conditions”) (i) filing of an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000 shares and to increase the authorized number of shares of Preferred Stock to 1,000,000 shares and (ii) filing a Certificate of Designation designating a series of series of Series C Preferred Stock of the Company having such rights, preferences and privileges as are set forth in an exhibit to such Certificate and (iii) authorizing the Company to issue a number of shares of such class equal to the number of shares of Series C Preferred Stock into which the Series B-1 Preferred Shares will be converted upon the satisfaction of the Conversion Conditions.

Subject to the Conversion Conditions, the Series B-1 Preferred Stock will be initially converted into an aggregate of 14,400 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The initial per share conversion rate shall be one share of Series B-1 Preferred Stock for 8.597015 shares of Series C Preferred Stock. The Series C Preferred Stock will initially be convertible into Common Stock at the rate of approximately 316.28 shares of Common Stock for each share of Series C Preferred Stock, which conversion rate will be adjusted for certain dilutive issuances of Common Stock. The issuance of shares of Series C Preferred Stock upon the conversion of the Series B-1 Preferred Stock and the issuance of shares of Common Stock will be made through private placement exemptions not involving a public offering under Section 3(a)(9) under the Securities Act and will be exempt from registration obligations under Section 5 of the Securities Act.

Subject to the Conversion Conditions, the Series B-2 Preferred Stock will be initially converted into an aggregate of 7,246,871 shares of Common Stock. The initial per share conversion rate shall be one share of Series B-2 Preferred Stock for 2,719.273546 shares of Common Stock, subject to any adjustments. The issuance of shares of Common Stock upon the conversion of the Series B-2 Preferred Stock will be made through a private placement exemption not involving a public offering under Section 3(a)(9) under the Securities Act and will be exempt from registration obligations under Section 5 of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

On January 16, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights of Series B-1 Preferred Stock and Series B-2 Preferred Stock designating 1,675 shares of Series B-1 Preferred Stock and 2,665 shares of Series B-2 Preferred Stock. The rights evidenced by the Common Stock have been limited or qualified by the issuance of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

The Information set forth under Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant

The Information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

The Core Purchase Transaction and the Merger each resulted in a change of control of the Company.

On January 16, 2009, Core purchased from Woodcliff, a wholly-owned subsidiary of Hythiam and the Company’s then largest stockholder, 14,400 shares of the Company Series A Preferred Stock and 1,739,130 shares of Common Stock. The Woodcliff Shares represented 100% percent of the outstanding shares of Series A Preferred Stock of the Company and approximately 49% of the outstanding shares of Common Stock, on a fully-converted basis. Prior to the Merger, Core converted the Series A Preferred Stock into 4,553,136 shares of common stock of the Company.

As a result of the Merger, (i) Core became a wholly-owned subsidiary of the Company and continued to hold 6,292,266 shares of Common Stock; and (ii) the Core Stockholders became the beneficial owners of approximately 77% of the total outstanding voting power of the Company. The holders of the Series B-1 Preferred Stock have the right to elect a total of five of the seven authorized directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

In connection with the Core Purchase Transaction and not as the result of any disagreement with the Company, Steven R. Peskin, M.D., Michel A. Sucher, M.D., and Michael Yuhas resigned as directors of the Company, effective January 16, 2009. Dr. Sucher was the Chair of the Compensation Committee and Dr. Peskin was the Chair of the Nominating and Corporate Governance Committee.

In connection with the closing of the Merger and not as the result of any disagreement with the Company, Michael Bakst, Ph.D. and Vijay Chevli resigned as directors of the Company on January 20, 2009. Mr. Chevli was the Chair of the Audit Committee and Special Committee of the Board.

Election of Directors

On January 21, 2009, the following persons were appointed as directors of the Company, effective immediately: Arnold B. Finestone; Sharon Kay Ray; Joshua I. Smith; and Arthur Yeap. On the same day, Mr. Finestone was appointed Chairman of the Board, Mr. Smith was named Vice Chairman of the Board and the Audit and Compensation Committees were reconstituted. The Audit Committee is now comprised of Mr. Finestone (Chairman), Mr. Smith and Mr. Yeap, and the Compensation Committee is comprised of Ms. Ray, Mr. Finestone, and Mr. Yeap (Chairman).

Arnold B. Finestone, 78, is a business management consultant. From 1982 to 1985, he was President of Dartco Inc., a subsidiary of Dart & Kraft Inc., which was engaged in marketing and manufacturing of high-performance engineering plastics for consumer, industrial and military uses, and from 1970 to 1982, he was Executive Vice President of the Chemical–Plastics Group of Dart Industries and Dart & Kraft, Inc. From 1957 to 1970, he was Vice President and Director of Planning, Development and Marketing for Foster Grant, Inc. Since 1985 to the present, he has served on the Boards of public companies and start-up business ventures.

Sharon Kay Ray, 51, has served since March 1989 as regional marketing representative for Novo Nordisk, a multi-national pharmaceutical company, and as a special marketing consultant for a number of public and non-public corporations.

Joshua Smith, 67, is a nationally renowned entrepreneur and lecturer, who is and has been Chairman and Managing Partner of The Coaching Group since 1998. In this capacity he is the “coach” and senior advisor/consultant to Chief Executive Officers of portfolio companies. Mr. Smith also currently serves on the board of directors for Caterpillar, Inc.; FedEx Corp.; the U.S. Chamber of Commerce and Allstate Insurance Corp. In July 2008, Mr. Smith launched Biz Talk With Josh, a small and emerging business and entrepreneurship talk show, on CBS Radio. As recently as 2003, Mr. Smith chaired the special Task Force on Minority Business Reform for the State of Maryland, and subsequently served as an advisor to the Maryland Governor’s Commission on Minority Business Reform. He was also appointed by former President George H.W. Bush to serve in the following capacities: Chairman of the U.S. Commission on Minority Business Development from 1989 to 1992; the Executive Committee of the 1990 Economic Summit of Industrialized Nations; the Board of Trustees of the John F. Kennedy Center for the Performing Arts; and the George H.W. Bush Memorial Library Board of Trustees.

Arthur Yeap, 53, has been since 1983 Chief Executive officer of Novo Group, consultants and manufacturers of customer audio and video products for professional use. He also has been a principal investigator on the staff of the University of California at Berkley, engaged in research for advanced military and consumer uses for the Internet. From 1996 to 1999, he was Director of Marketing, Consumer Products for ITV Corp. From 1995 to 1996 Mr. Yeap was Chief Engineer for WYSIWYG networks.

Each non-employee director will receive a stipend of $1,000 per month for their services to the Board and its committees. The Company also maintains a non-qualified stock option plan for its non-employee directors (the “Directors’ Plan”). Upon joining the Board, each non-employee director receives an option to purchase 25,000 shares of Common Stock at the fair market value of a share of Common Stock on the date of grant, as defined under the Directors’ Plan. At each annual meeting of stockholders after the initial grant, each non-employee director is granted an option to purchase an additional 15,000 shares of Common Stock with an exercise price equal to the fair market value of a share of Common Stock on the date of grant, as defined under the Directors’ Plan. Vesting of such options under the Directors’ Plan are pro rata over five years. On January 21, 2009, each of Ms. Ray and Messrs. Finestone, Smith and Yeap were granted an option to purchase 25,000 shares of Common Stock pursuant to the Directors’ Plan.

None of the directors named above was selected as a director pursuant to any understanding between such director and any other person. There are no family relationships between any of the above-named directors and the existing directors and executive officers of the Company.

Waiver of Employment Agreement Provisions

In connection with the Core Purchase Transaction and the Merger, Robert J. Landis, the Chief Financial Officer of the Company, entered into a temporary waiver dated January 20, 2008 (the “Landis Waiver”) of the “change in control” provisions of his employment agreement with the Company relating to certain payments that would be made to him upon certain events following a “change in control” (as defined in his employment agreement) of the Company. The Landis Waiver will terminate upon the earlier of March 31, 2009 or the date on which Mr. Landis and the Company enter into a mutually acceptable new employment agreement.

The foregoing description of such waiver is qualified in its entirety by reference to the full text of such waiver, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

On January 16, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights of Series B-1 Preferred Stock and Series B-2 Preferred Stock designating 1,675 shares of Series B-1 Preferred Stock and 2,665 shares of Series B-2 Preferred Stock. Each share of Series B-1 Preferred Stock and Series B-2 Preferred Stock has a par value of $50.00 per share. The rights and preferences of the Series B-1 Preferred Stock and Series B-2 Preferred Stock include, among other things, the following:

Liquidation Preferences. With respect to the distribution of assets upon liquidation, dissolution or winding-up, or the change of control of the Company: (i) the Series B-1 Preferred Stock ranks prior to (A) the Series B-2 Preferred Stock, (B) the Common Stock and (C) any other class or series of capital stock ranking junior to the Series B-1 Preferred Stock; and (ii) the Series B-2 Preferred Stock ranks prior to (A) the Common Stock and (B) any class or series of capital stock ranking junior to the Common Stock. Upon any such liquidation, dissolution, winding-up or change of control, each share of Series B-1 Preferred Stock and Series B-2 Preferred Stock are entitled to receive an amount equal to $50.00 per share.

Dividends. Holders of Series B-1 Preferred Stock (the “Series B-1 Holders”) are entitled to receive, prior and in preference to the holders of Series B-2 Preferred Stock (the “Series B-2 Holders”), Common Stock and any other class or series of capital stock ranking junior to Series B-2 Preferred Stock, cumulative dividends as, when and if declared and paid by the Company. Subject to the rights of Series B-1 Holders or holders of any shares of preferred stock of the Company, holders of Series B-2 Preferred Stock are entitled to receive dividends when and as declared by the Board of Directors of the Company.

Voting Rights.

Series B-1 Preferred Stock. Except as required by law, the Series B-1 Holders are entitled to notice of any stockholders’ meeting, to vote on any matters on which the Common Stock may be voted and to vote together with the Common Stock as a single class on all matters submitted to a vote of the Company’s stockholders. Each share of Series B-1 Preferred Stock is entitled to 2,718.290149 votes. For purposes of counting votes of Series B-1 Preferred Stock, any fractional votes are rounded up or down, as applicable, to the nearest whole number. Additionally, the Series B-1 Holders, voting as a separate class, have the right to elect up to five members of the Board of Directors of the Company (“Series B-1 Directors”). In the event that the Series B-1 Holders own less than 50% of the Series B-1 Preferred Stock originally issued in the Merger (the “Originally Issued Series B-1 Stock”), the number of directors which may be elected by the Series B-1 Holders will be decreased to (i) four, beginning on the date that the Series B-1 Holders own at least 40% but less than 50% of the Originally Issued Series B-1 Stock; (ii) three, beginning on the date that the Series B-1 Holders own at least 30% but less than 40% of the Originally Issued Series B-1 Stock; (iii) two, beginning on the date that the Series B-1 Holders own at least 20% but less than 30% of the Originally Issued Series B-1 Stock; and (iv) one, beginning on the date that the Series B-1 Holders own at least 10% but less than 20% of the Originally Issued Series B-1 Stock. In the event that the Series B-1 Holders own less than 10% of the Originally Issued Series B-1 Stock, the Series B Holders will have no right to elect any Series B-1 Directors.

In addition to the voting rights described above, so long as at least a majority of the Originally Issued Series B-1 Stock is outstanding, the affirmative vote of holders of at least 50% of the outstanding Series B-1 Preferred Stock, voting as a single class, is required to, among other things, (i) amend, alter or repeal the Company’s certificate of incorporation, (ii) create, authorize or issue any security senior to, or pari passu with, the Series B-1 Preferred Stock, (iii) effect any change of control, or any disposition of a material portion of the assets or business, of the Company, (iv) incur any indebtedness in excess of, or enter into any transaction valued at more than, $5,000,000, (iv) reacquire, or pay any dividend or distribution with respect to, any equity securities of the Company, (v) increase the size of the Company’s Board of Directors, or (vi) increase the authorized number of shares of Common Stock, Preferred Stock or any other security convertible into securities senior to, or pari passu with, the Series B-1 Preferred Stock.

Series B-2 Preferred Stock. Except as required by law, the Series B-2 Holders are entitled to notice of any stockholders’ meeting, to vote on any matters on which the Common Stock may be voted and to vote together with the Common Stock as a single class on all matters submitted to a vote of the Company’s stockholders. Each share of Series B-2 Preferred Stock is entitled to 2,719.273546 votes. For purposes of counting votes of Series B-2 Preferred Stock, any fractional votes are rounded up or down, as applicable, to the nearest whole number.

Automatic Conversion. Upon the filing of (i) a certificate of amendment to the Company’s certificate of incorporation (A) increasing the authorized number of shares of Common Stock to 100,000,000 and (B) increasing the authorized number of shares of Preferred Stock to 1,000,000 (the “Certificate Amendment”), and (ii) a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Certificate”), the Series B-1 Preferred Stock will be converted into an aggregate of 14,400 shares of Series C Preferred Stock and the Series B-2 Preferred Stock will be converted into an aggregate of 7,246,871 shares of Common Stock. The Company presently intends to file the Certificate Amendment no sooner than 20 calendar days after an Information Statement under Regulation 14C under the Securities Exchange Act of 1934, as amended, has been sent or given to the Company’s stockholders and presently intends to file the Series C Certificate shortly after it files the Certificate Amendment.

The Series C Certificate will provide for rights, preferences and privileges of the Series C Preferred Stock which are substantially similar to those of the Series A Preferred Stock as of immediately prior to the Closing including, among other things, (i) dividend and liquidation preferences ranking senior to the Common Stock, (ii) a liquidation preference of $250.00 per share, (iii) the right to elect up to five (5) members of the Company’s Board of Directors (subject to reduction in the event the holders of Series C Preferred Stock own less than 50% of the Series C Preferred Stock issued upon conversion of the Series B-1 Preferred Stock), (iv) the right to vote with the Common Stock as a single class and (v) the right to approve, by a separate class vote, certain material transactions by the Company. The Series C Preferred Stock will initially be convertible into Common Stock at the rate of approximately 316.28 shares of Common Stock for each share of Series C Preferred Stock, which conversion rate will be adjusted for certain dilutive issuances of Common Stock.

The foregoing descriptions of the Series B Certificate and the form of the Series C Certificate, which is attached as an Exhibit to the Series B Certificate, are not purported to be complete and are qualified in their entirety by reference to the Series B Certificate, which is attached hereto as Exhibits 99.2.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements. Financial Statements relating to the Merger described in Items 1.01 and 2.01 of this Current Report on Form 8-K are not required because the materiality thresholds have not been met.

(d) Exhibits.

Exhibit No.	Description
2.1	Merger Agreement, dated as of January 20, 2009, among Comprehensive Care Corporation, CompCare Acquisition, Inc. and Core Corporate Consulting Group, Inc.

99.1	Waiver dated January 20, 2009 to Employment Agreement by and between Comprehensive Care Corporation and Robert J. Landis dated February 7, 2003.

99.2	Certificate of Designation, Rights and Preferences of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of the Company, dated January 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Comprehensive Care Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPREHENSIVE CARE CORPORATION a Delaware corporation

Date: January 23, 2009	By:	/s/ ROBERT J. LANDIS
Robert J. Landis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement, dated as of January 20, 2009, among Comprehensive Care Corporation, CompCare Acquisition, Inc. and Core Corporate Consulting Group, Inc.

99.1	Waiver dated January 20, 2009 to Employment Agreement by and between Comprehensive Care Corporation and Robert J. Landis dated February 7, 2003.

99.2	Certificate of Designation, Rights and Preferences of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of the Company, dated January 16, 2009.